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                                                                    EXHIBIT 4-9C

                            THIRD AMENDMENT AGREEMENT


         THIRD AMENDMENT AGREEMENT dated as of July 1, 1996 between NEW JERSEY RESOURCES CORPORATION (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (successor by merger to J.P. Morgan Delaware)(The "Bank").

                             W I T N E S S E T H :

         WHEREAS, Company and Bank are parties to that certain Credit Agreement dated as of August 1, 1991, as amended by a First Amendment Agreement dated as of September 1, 1993 and a Second Amendment Agreement dated as of January 9, 1995 (as so amended, the "Agreement"); and

         WHEREAS, Company and Bank wish to further amend the Agreement in certain respects:

         NOW, THEREFORE, the parties hereto agree as follows:


         1. Definitions. Except as otherwise specified herein, capitalized terms used herein and defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each otter similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended hereby.

         2.   Amendment.    The Agreement is hereby amended as follows:

         (a) The definition in Section 1.1 of "Termination Date" is hereby amended by deleting the date "October 1, 1996" and inserting the date "October 1, 1997" in its place,

         (b) The definition in Section 2.5(b) of "CD Margin" is amended to read in its entirety as follows:

                         The "CD Margin" means (i) during such time as the
                  Borrower's Debt Rating is greater than or equal to Baa2/BBB, the CD Rate for such day plus 0.475%, (ii) during such time as the Borrower's Debt Rating is greater than or equal to Ba2/BB but less than Baa2/BBB, the CD rate for such day plus 0.60%, and (iii) during such time as the Borrower's Debt Rating is less than Ba2/BB, the CD Rate for such day plus 0.85%.
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         (b)      The definition in Section 2.5(c) of "Euro Dollar Margin" is amended to read in its entirety as follows:

                           The "Euro-Dollar Margin" means (i) during such time
                  as the Borrower's Debt Rating is greater than or equal to Baa2/BB, the Rate for such day plus 0.35%, (ii) during such time as the Borrower's Debt Rating is greater than or equal to Ba2/BB but less than Baa2/BBB, the Eurodollar Rate for such day plus 0.475%, and (iii) during such time as the Borrower's Debt Rating is less than Ba2/BB, the Eurodollar Rate for such day plus 0.725%.

         (c)      Section 2.6 is amended to read in its entirety as follows:

                  2.6 Commitment Fee

                                  (a) The Borrower shall pay to the Bank a
                  commitment fee computed at the rate of 0.15% per annum on the daily average amount by which the Commitment exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including August 1, 1991 to but excluding the Termination Date and shall be payable quarterly in arrears on the last day of each March, June, September and December and upon the date of termination of the Commitment in its entirety.

         3. Representations. Company hereby represents and warrants to Bank that:

         (A) the representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects as if made on the date hereof and as if each reference therein to the Agreement were a reference to the Agreement as amended by this Third Amendment Agreement;

         (B) no Event of Default specified in Section 7 of the Agreement has occurred and is continuing; and

         (C) the making and performance by the Company of this Third Amendment Agreement have been duly authorized by all necessary corporate action.

         4.       Miscellaneous.

         (A) Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
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         (B)      The provisions of Section 2 of this Third Amendment Agreement are hereby incorporated into and made a part of the Agreement as if fully set forth therein.

         (C) This Third Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Third Amendment Agreement by signing any such counterpart.

         (D) This Third Amendment Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



NEW JERSEY RESOURCES CORPORATION               MORGAN GUARANTY TRUST
                                               COMPANY OF NEW YORK

By: /s/ Glenn C. Lockwood                      By: /s/ Philip S. Detjens
    --------------------------                     --------------------------
    Title:  Senior VP & CFO                        Title:   Vice President